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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11 or §240.14a-12
SCOTT TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
SAME
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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SCOTT TECHNOLOGIES, INC.

One Chagrin Highlands
2000 Auburn Drive, Suite 400
Beachwood, Ohio 44122

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of common stock, par value $.10 per share, of Scott Technologies, Inc. will be held at The Embassy Suites Hotel, 3779 Park East Drive, Beachwood, Ohio, on Thursday, May 25, 2000, at 1:00 p.m. local time, to consider and take action with respect to the following:

  1.
  To elect a class of three directors each for a term of three years, such elected directors to serve until their successors shall be elected and qualified.

  2.
  To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Holders of common stock of record at the close of business on March 28, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,
Glen W. Lindemann President and Chief Executive Officer
Dated: April 13, 2000

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY/VOTING
INSTRUCTION CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

SCOTT TECHNOLOGIES, INC.

One Chagrin Highlands
2000 Auburn Drive, Suite 400
Beachwood, Ohio 44122

PROXY STATEMENT
Mailed on April 13, 2000
Annual Meeting of Stockholders to be held on May 25, 2000

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Scott Technologies, Inc. (the "Corporation") to be used at the Annual Meeting of the holders of common stock, par value $.10 per share (the "the Common Stock"), of the Corporation to be held on May 25, 2000 and at any adjournment thereof. The time and place of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement.

    The Board of Directors of the Corporation (the "Board") has fixed the close of business on March 28, 2000 as the record date (the "Record Date") for determining the stockholders of the Corporation entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

    The expense of soliciting proxy/voting instruction cards ("proxies"), including the costs of preparing, assembling and mailing the Notice, Proxy Statement and proxy, will be borne by the Corporation. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile or telegraph. The Corporation may pay persons holding shares for others their expenses in sending proxy material to their principals, and solicitation of proxies may also be made on behalf of the Board by Morrow & Co. for a fee of $6,500 plus reasonable expenses.

VOTING RIGHTS

    Only stockholders as of the Record Date are entitled to notice of and to vote at the Annual Meeting. The proxy will also serve to instruct the trustees of the Scott Technologies, Inc. 401(k) Savings Plan for Salaried Employees, the Scott Technologies, Inc. 401(k) Savings Plan for Hourly Employees and the Scott Technologies, Inc. 401(k) Savings Plan for Bargaining Unit Employees on how to vote any shares of the Common Stock held by the plans. The number of shares printed on the proxy accompanying this Proxy Statement includes, when applicable, shares allocated to the participants in any such plan.

    As of the Record Date, there were 16,918,134 shares of the Common Stock issued and outstanding. There are no other outstanding classes of voting securities of the Corporation. Each holder of a share of the Common Stock is entitled to one vote per share on each matter presented at the Annual Meeting.

    The presence of the holders of a majority of the issued and outstanding shares of the Common Stock in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

    Under New York Stock Exchange rules, brokers who hold shares in street name for customers have the authority to vote on some routine matters when they have not received instructions from beneficial owners and therefore may vote for the election of directors.

    The affirmative vote of the holders of a plurality of the shares of the Common Stock present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is required for the election of directors. Cumulative voting for the election of directors is not permitted.

    Shares entitled to vote represented by proxies which are properly executed and returned before the Annual Meeting will be voted at the Annual Meeting as directed therein. If no vote is specified therein, the shares will be voted "FOR" the election of the nominees for director named in this Proxy Statement. Shares represented by proxies which are marked "WITHHELD" with regard to the election of the nominees for director will be excluded entirely from the vote and will have no effect.

    The Board does not know of any other business to be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will be voted on such matters in the discretion of the proxy holders. The Delaware General Corporation Law provides that, unless otherwise provided in the proxy and unless the proxy is coupled with an interest, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A stockholder who has given a proxy may revoke it at any time before it is exercised by delivering to any of the persons named as proxies, or to the Corporation addressed to the Secretary, an instrument revoking the proxy, by appearing at the Annual Meeting and voting in person or by executing a later dated proxy which is exercised at the Annual Meeting.

PRINCIPAL STOCKHOLDERS

    The stockholders named in the following table are those which are known to the Corporation to be the beneficial owners of 5% or more of the Common Stock. Unless otherwise indicated, the information is as of March 28, 2000. For purposes of this table, and as used elsewhere in this Proxy Statement, the term "beneficial owner" means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of, a security or the power to dispose, or to direct the disposition of, a security or has the right to acquire shares within sixty (60) days. Except as otherwise indicated, the Corporation believes that each owner listed below exercises sole voting and dispositive power over its shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of the Common Stock(1)
BLUM Capital Partners, L.P. 909 Montgomery Street, Suite 400 San Francisco, CA 94133	3,899,276	(2)	23.0%
Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900 Memphis, TN 38119	2,502,900	(3)	14.8%
Reich & Tang Asset Management, LP 600 Fifth Avenue New York, NY 10020	1,260,600	(4)	7.5%

(1)
Based upon the number of shares outstanding as of the Record Date.

(2)
These shares are owned, as of February 15, 2000, by (i) four investment advisory clients for which BLUM Capital Partners, L.P., formerly known as Richard C. Blum & Associates, L.P. ("BLUM L.P.") is the investment manager with voting and investment discretion; (ii) three limited partnerships for which BLUM L.P. is the general partner; and (iii) one limited partnership for which RCBA GP, L.L.C. ("RCBA GP") is the general partner. Richard C. Blum is a significant stockholder and chairman of Richard C. Blum & Associates, Inc. ("RCBA Inc."), the general partner of BLUM L.P., and a managing member of RCBA GP. Mr. Blum, BLUM L.P., RCBA Inc. and RCBA GP disclaim beneficial ownership of these shares except to the extent of any pecuniary interest therein.

(3)
This amount, as reflected in an amended report on Schedule 13G dated February 4, 2000, filed by Southeastern Asset Management, Inc. ("Southeastern"), Longleaf Partners Small-Cap Fund ("Longleaf") and O. Mason Hawkins, as a group, consists of 2,390,200 shares as to which Southeastern and

  Longleaf claim shared voting and dispositive power and no shares as to which Mr. Hawkins claims shared or sole voting or dispositive power. Southeastern claims sole voting and sole dispositive powers relating to 112,700 shares.

(4)
This amount, as reflected in an amended report on Schedule 13G dated February 14, 2000, consists of 1,260,600 shares as to which the reporting person claims shared voting and dispositive power. The reporting person does not claim any sole voting or sole dispositive power.

STOCK OWNERSHIP OF DIRECTORS,
NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

    The following table and notes thereto set forth information, as of March 28, 2000 (except as specified below), with respect to the beneficial ownership of shares of the Common Stock by each director, each nominee for director and each executive officer named (the "Named Executive Officers") by the Corporation in the Summary Compensation Table and, as a group, by the directors and executive officers of the Corporation, based upon information furnished to the Corporation by such persons. Except as otherwise indicated, the Corporation believes that each beneficial owner listed below exercises sole voting and dispositive power.

	Amount of Beneficial Ownership as of March 28, 2000
Name of Beneficial Owner	Number of Shares		Percentage of the Common Stock
Fred A. Breidenbach	1,000		*
Robert P. Collins	169,134	(1)	*
N. Colin Lind	3,900,110	(2)	23.0%
Glen W. Lindemann	144,952	(3)	*
Frank N. Linsalata	5,834	(4)	*
F. Rush McKnight	8,731	(5)	*
John P. Reilly	47,223	(6)	*
Debra L. Kackley	54,533	(7)	*
Mark A. Kirk	99,300	(8)	*
All Directors and Executive Officers as a Group (9 persons)	4,430,817	(9)	25.5%

*
Less than one percent (1%).

(1)
This amount includes 168,834 shares that may be acquired beneficially within 60 days by exercising stock options.

(2)
This amount includes 834 shares that may be acquired beneficially within 60 days by exercising stock options. With respect to 3,899,276 shares of common stock, Mr. Lind is a director and officer of RCBA Inc., an officer of BLUM L.P., and a managing member of RCBA GP (see note 2 to the preceding table). Mr. Lind disclaims beneficial ownership of all of these shares except to the extent of any pecuniary interest therein.

(3)
This amount includes 132,000 shares that may be acquired beneficially within 60 days by exercising stock options.

(4)
This amount includes 834 shares that may be acquired beneficially within 60 days by exercising stock options.

(5)
This amount includes 834 shares that may be acquired beneficially within 60 days by exercising stock options, but does not include 1,150 shares owned by Mr. McKnight's wife.

(6)
This amount includes 834 shares that may be acquired beneficially within 60 days by exercising stock options.

(7)
This amount reflects shares that may be acquired beneficially within 60 days by exercising stock options.

(8)
This amount includes 97,500 shares that may be acquired beneficially within 60 days by exercising stock option, but does not include 1,200 shares owned by Mr. Kirk's wife.

(9)
The shares of the Common Stock include 456,203 shares with respect to which certain executive officers have a right to acquire beneficial ownership within 60 days.

PROPOSAL 1
NOMINATION AND ELECTION OF DIRECTORS

    The bylaws of the Corporation provide that the Board shall consist of not less than five nor more than eleven members and that, within such limits, the Board is empowered to increase or decrease the total number of directors as well as the number of directors in each class provided that each class shall continue to consist of, as nearly as may be, one-third of the whole number of the Board. Effective July 28, 1999, the Board fixed the size of the Board at seven directors. On August 9, 1999, Fred A. Breidenbach became a director.

    The Board currently is divided into three classes of two, two and three directors each. The term of office of one class of directors expires each year and at each annual meeting the successors to the directors of the class whose term is expiring in that year are elected to hold office for a term of three years and until their successors shall be elected and qualified.

    The three directorships expiring this year are presently filled by Fred A. Breidenbach, Robert P. Collins and Frank N. Linsalata. The Board has nominated Fred A. Breidenbach, Robert P. Collins and Frank N. Linsalata as nominees for election at this Annual Meeting to the class of directors whose term expires in 2003.

    Each nominee has informed the Corporation that he is willing to serve for the term to which he is nominated if he is elected. If a nominee for director should become unavailable for election or is unable to serve as a director, the shares represented by proxies voted in favor of that nominee will be voted for any substitute nominee as may be named by the Board.

    The information appearing in the following tables and the notes thereto has been furnished to the Corporation, where appropriate, by the nominees for director and the directors continuing in office with respect to: (i) the present principal occupation or employment of each nominee and each continuing director and, if such principal occupation or employment has not been carried on during the past five years, the occupation or employment during such period, (ii) the names and principal businesses of the corporations or other organizations in which such occupation or employment is carried on and/or has been carried on during the past five years, and (iii) the directorships held by each respective nominee or continuing director on the boards of publicly held and certain other corporations and entities:

NOMINEES FOR ELECTION AS DIRECTORS
FOR A TERM OF THREE YEARS

Name and Principal Occupation	Served as Director Since	If elected, Term Expires at Annual Meeting of Stockholders in
FRED A. BREIDENBACH, age 53 Chief Executive Officer, since November 1997, of FABreidenbach & Associates, LLC, a management consulting firm providing services to the aerospace industry; President and Chief Operating Officer of Gulfstream Aerospace Corporation (now a subsidiary of General Dynamics) from 1993 to 1997.	1999	2003
ROBERT P. COLLINS, age 62 Chairman of the Board, Scott Technologies Inc., since November 3, 1998; Chief Executive Officer, Capstone Partners, Inc., a management consulting firm which assists international companies to design and implement strategic expansion programs, since May 1, 1998; President and Chief Executive Officer, GE Fanuc Automation North America, Inc., a manufacturer of industrial control systems, from January 1, 1987 to 1998; Director of Comdial Corporation.	1997	2003
FRANK N. LINSALATA, age 57 President, FNL Management Corp., fund sponsor of leveraged buy-out funds, since 1990; General Partner, Linsalata Capital Partners Fund I, since 1990, Linsalata Capital Partners Fund II, since 1995, and Linsalata Capital Partners Fund III, since 1998; Chairman of Tranzonic Companies, CMS Hartzell Inc. and Highland Group Industries; and Vice Chairman of America's Body Company.	1998	2003

Vote Required for Approval

    The affirmative vote of the holders of a plurality of the shares of the Common Stock present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is required for the election of the nominees as directors of the Corporation.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

DIRECTORS CONTINUING IN OFFICE

Name and Principal Occupation	Served as Director Since	Term Expires at Annual Meeting of Stockholders in
N. COLIN LIND, age 44 Director, since 1988, Managing Director, since 1987, and Managing Partner, since 1999, of Richard C. Blum and Associates, Inc., the general partner of BLUM Capital Partners, L.P. (formerly Richard C. Blum & Associates, L.P.), a merchant banking and long-term strategic equity investment management firm which acts as general partner for various investment partnerships and provides investment advisory services; Managing Director of BLUM L.P. since 1994; Director of Haemonetics Corporation.	1998	2002
GLEN W. LINDEMANN, age 60 President and Chief Executive Officer, Scott Technologies, Inc., since September 22, 1997; Member of Office of the Chairman, Scott Technologies, Inc., from January 24, 1997 to September 22, 1997; President of Scott Technologies, Inc.'s Scott Aviation division from 1989 to September 22, 1997.	1996	2002
F. RUSH McKNIGHT, age 70 Retired Partner, Calfee, Halter & Griswold LLP, Cleveland, Ohio, law firm; Partner until December 31, 1996; Managing Partner from 1985 through 1991.	1985	2001
JOHN P. REILLY, age 56
Partner, Reilly, Erwin & Company, L.L.C., which works in partnership with Bessemer Holdings L.P. to make acquisitions and equity investments, since September 1997; President and Chief Executive Officer, Stant Corporation, a leading manufacturer of parts and systems for the original and replacement automotive, heavy duty and industrial markets, from January 1997 to September 1997; non-employee Chairman of the Board, Scott Technologies, Inc., from September 22, 1997 to November 3, 1998; Member of Office of the Chairman, Scott Technologies, Inc., from January 24, 1997 to September 22, 1997; Chairman of the Board, Scott Technologies, Inc., from May 16, 1995 to January 24, 1997; President and Chief Executive Officer, Scott Technologies, Inc., from January 3, 1995 to January 24, 1997; Director of Breed Technologies, Inc. and American Axle & Manufacturing, Inc.	1995	2001

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board held 4 meetings and 6 telephonic meetings during the year ended December 31, 1999. During the year, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period he served as a director and (ii) the total number of meetings held by any committee of the Board on which he served.

    The committees of the Board, their principal functions and their respective memberships are as follows:

AUDIT COMMITTEE
Frank N. Linsalata, Chairman N. Colin Lind John P. Reilly
The Audit Committee's principal assignment is the oversight and review of the internal and external audit functions of the Corporation.
MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
F. Rush McKnight, Chairman Robert P. Collins N. Colin Lind Frank N. Linsalata John P. Reilly Fred A. Breidenbach
The Management Development and Compensation Committee (the "Compensation Committee") exercises overall authority with respect to the compensation, development and succession of executive personnel.
NOMINATING COMMITTEE
F. Rush McKnight, Chairman Glen W. Lindemann John P. Reilly

The Nominating Committee evaluates candidates for Board membership, makes recommendations with respect to the number of directors and candidates to be included in the annual proxy materials, and recommends candidates to fill Board vacancies. The Nominating Committee has not addressed whether it will consider recommendations of stockholders for director candidates.
STOCK OPTION COMMITTEE
N. Colin Lind, Chairman Frank N. Linsalata
The Stock Option Committee administers the Scott Technologies, Inc. Key Employees' Stock Option Plan (the "Stock Option Plan").

    The Board committees held the following numbers of meetings during 1999: Audit Committee, 2; Compensation Committee 2; and Stock Option Committee, 2. Not included in these totals are those instances in which the committees took action by written unanimous consent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Robert P. Collins has served as the Corporation's Chairman of the Board since November 3, 1998. Prior to that date, he was not an employee of the Corporation. Mr. Collins serves as a member of the Compensation Committee, of which he was the Chairman until he became the Chairman of the Board.

    John P. Reilly served as the Corporation's President and Chief Executive Officer from January 3, 1995 to January 24, 1997 and its Chairman of the Board from May 16, 1995 to January 24, 1997. Mr. Reilly serves as a member of the Compensation Committee.

BOARD COMMITTEE REPORTS ON EXECUTIVE COMPENSATION

    The Compensation Committee has overall authority with respect to, among other things, the cash compensation paid by the Corporation to executive personnel and other key employees. The Stock Option Committee oversees the Corporation's long-term incentive program under which stock options are awarded to key employees, including executives.

    Set forth below are the reports of each committee with respect to executive compensation.

    Notwithstanding anything to the contrary, the following reports of the Compensation Committee and the Stock Option Committee and the Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE CASH COMPENSATION

    The Compensation Committee's cash compensation policies are designed: (a) to align closely the financial interests of the Corporation's executive officers, including the chief executive officer (the "CEO"), with the financial interests of the Corporation's stockholders and thereby to enhance the Corporation's profitability and stockholder value; (b) to provide compensation packages that are competitive and will attract and retain qualified personnel; and (c) to reward individual performance. The Corporation's cash compensation policies are designed to provide an incentive for executive officers to achieve the Corporation's goals by relating a substantial portion of executive compensation directly to the Corporation's performance.

Executive Officer Compensation Policies

    The Compensation Committee, assisted by both an independent compensation consultant and data generated by independent executive compensation analysts, annually establishes ranges of total cash compensation to be paid to executives in each pay grade based upon its review of national surveys of executive compensation, which include peer data for diversified corporations of a similar size.

    Base Salary.  The Compensation Committee establishes base salary ranges for executive officers at amounts that, in general, are substantially similar to the base salary amounts expected to be paid by comparable companies to executives having comparable positions. The Compensation Committee believes that the Corporation must pay competitive base salaries in order to attract and retain qualified executives.

    Annual Cash Incentive Amounts.  The Corporation has an incentive program under which the officers have the opportunity to receive a bonus which is directly related to the performance of the Corporation. A bonus pool for officers and other key executives is established based upon actual performance against the Corporation's business plan. No bonus amount is payable unless the Corporation achieves a specified amount of net income. If that net income amount is achieved, the bonus amount is increased if the Corporation achieves certain measurable strategic operating objectives. The bonus amount for each participant is then calculated in two components: a formula-based component and a discretionary component.

    Fifty percent of the bonus pool is used for the formula-based component. In 1999, the target bonus was a percent of base salary, which varies by salary grade, but is the same for all participants within a salary grade. The rest of the bonus pool is reserved for the discretionary component. The CEO recommends the amount of the discretionary component for each executive officer, other than himself, after assessing the performance of each of those executives. The Compensation Committee then determines the amount of the discretionary award for each executive, including the CEO, up to the maximum percentage of base salary for such award. The discretionary component is based upon the executive's performance, including such person's contributions to the success of those operations for which such person is responsible and to the Corporation in general.

    In 1999, the Corporation achieved a level of net operating income that was equal to 94% of the target level and 33% above the 1998 net operating income. In addition, the Corporation achieved substantially all of the identified strategic operating objectives. Accordingly, bonuses were paid to the persons who served as executive officers as of December 31, 1999. They received cash under the incentive program, in amounts slightly higher than the amounts determined under the formula set forth in the plan based upon their contributions to the Corporation.

    Employment Agreements.  The Corporation entered into employment agreements with its executive officers at the corporate level. These agreements provide for certain severance benefits in addition to setting forth employment periods and compensation terms which the Compensation Committee believes are appropriate in order to attract, retain and provide incentives to the executives.

CEO Compensation

    The Compensation did not increase the CEO's base salary for 1999 based upon its consideration of the compensation paid to chief executive officers of comparable companies. It did pay the CEO the formula-based award provided for under the incentive plan and awarded to him a discretionary bonus based upon his contributions to the Corporation, in an amount slightly higher than the formula-based award.

F. Rush McKnight	Robert P. Collins	N. Colin Lind
Frank N. Linsalata	John P. Reilly	Fred A. Breidenbach

STOCK OPTION COMMITTEE REPORT
ON LONG-TERM EXECUTIVE COMPENSATION

    The Stock Option Committee administers the Corporation's long-term incentive program, the Key Employees' Stock Option Plan (the "Stock Option Plan"), under which executive officers and other senior executives of the Corporation are provided the opportunity to buy shares of the Common Stock.

    Under the Stock Option Plan, the Corporation may issue non-qualified stock options, "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and stock appreciation rights (giving the right to elect a payment equal to the appreciation of the stock value over the option price) to executives and other key employees. The Stock Option Plan is intended to provide additional incentives which will enhance the Corporation's ability to attract and retain key employees and align employees' economic interests with those of the Corporation's stockholders.

    The Stock Option Committee, assisted by both an independent consultant and data generated by independent executive compensation analysts, annually establishes stock option grants for executive officers.

    In 1999, the Stock Option Committee granted options for 255,000 shares to two of the Named Executive Officers other than the CEO or the Chairman of the Board. The numbers of shares covered by these options were higher than the size of awards made in prior years because they are intended to be multi-year awards. In addition, the vesting schedule for these options is different. Similar to the options granted to the Chairman of the Board in 1998 at the time he began his service as chairman, three-fourths of the shares covered by the options vest five years after the date of grant or earlier if the market price of the common stock reaches certain specified levels.

    The Stock Option Committee believes that stock options granted under the Stock Option Plan will not be subject to the $1,000,000 limit contained in Section 162(m) of the Internal Revenue Code as it is intended that the option price will be at least the fair market value on the date of grant and that the composition of the committee will meet certain requirements as to independence contained in regulations adopted pursuant to Section 162(m) of the Internal Revenue Code.

N. Colin Lind	Frank N. Linsalata

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

    Summary of Compensation.  The following table shows information concerning the annual and long-term compensation earned by the CEO and each of the Corporation's other executive officers as of December 31, 1999 whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position During 1999	Year	Salary	Bonus	Other Annual Compensation(1)	Securities Underlying Options/SARs(#)	All Other Compensation(2)
Glen W. Lindemann President and CEO	1999 1998 1997	$350,000 350,000 221,417	$225,000 0 203,800	$64,508 — —	0 0 220,000	$41,929 33,907 28,219
Mark A. Kirk Senior Vice President and Chief Financial Officer	1999 1998	207,500 100,000	135,000 50,000	63,974 —	175,000 70,000	13,752 1,833
Robert P. Collins Chairman of the Board(3)	1999 1998	200,000 31,923	0 0	— —	0 336,000	0 0
Debra L. Kackley Vice President, General Counsel and Secretary	1999 1998	135,000 112,416	80,000 0	— —	80,000 41,000	11,707 9,838

(1)
With respect to the indicated executive officers, includes club memberships (including initiation fee) and automobile usage allowances. The amounts reflected in the table for each executive officer are as follows: Glen W. Lindemann, $41,040 for club memberships, and $23,468 for automobile allowance; and Mark A. Kirk, $42,076 for club memberships, and $21,898 for automobile allowance.

(2)
(a) Includes the discounted value of the benefit to each of the Named Executive Officers of the premium paid by the Corporation for one or more split-dollar insurance policies under which the executive receives an interest in the cash surrender value of the policy at the time when the ownership of the policy is split between the executive and the Corporation. The Named Executive Officers paid a portion of the premium based upon a rate for term life insurance. The amounts reflected in the table for split-dollar insurance in 1999 are as follows: Glen W. Lindemann, $34,929; Mark A. Kirk, $8,602; Debra L. Kackley, $8,836.

(b)
Includes the Corporation's contribution in 1999 of the following amounts under the Corporation's 401(k) plans: Glen W. Lindemann, $7,000; Mark A. Kirk, $5,150; and Debra L. Kackley, $2,871.

(3)
Robert P. Collins became an employee of the Corporation when he was appointed the Chairman of the Board on November 3, 1998.

    Stock Options.  The following table provides information related to options for shares of the Common Stock granted to the Named Executive Officers during 1999:

OPTION GRANTS IN LAST FISCAL YEAR

		% of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted #
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name			Exercise or Base Price ($/share)	Grant Date	Expiration Date
						0%	5%	10%
Glen W. Lindemann	—	—	—	—	—	—	—	—
Mark A. Kirk(2)	175,000	42%	$15.75	02/10/99	02/10/06	0	$137,813	$275,625
Robert P. Collins	—	—	—	—	—	—	—	—
Debra L. Kackley(3)	80,000	19%	15.75	02/10/99	02/10/06	0	63,000	126,000
All Optionees	417,000	100%	Various	Various	Various	N/A	N/A	N/A

(1)
The dollar amounts under these columns are the results of calculations at assumed annual rates of stock price appreciation of 0%, 5% and 10%. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. Because optionees received options with an exercise price equal to the market value on the date of grant, no gain is possible without an increase in stock prices, which will benefit all stockholders. A 0% gain in stock price will result in a 0% benefit to such optionees.

(2)
Mr. Kirk's option to purchase 175,000 shares of the Common Stock is scheduled to vest as follows: 43,750 shares on 05/10/00 and the remaining 131,250 shares on 02/10/04 or earlier if the market price of the Common Stock reaches certain specific levels as it has with respect to the first specified level.

(3)
Ms. Kackley's option to purchase 80,000 shares of the Common Stock is scheduled to vest as follows: 20,000 shares on 02/10/00 and the remaining 60,000 shares on 02/10/04 or earlier if the market price of the Common Stock reaches certain specific levels as it has with respect to the first specified level.

    The following table provides information related to any stock options for shares of the Common Stock exercised by the Named Executive Officers during 1999 and certain information about unexercised options held by the Named Executive Officers at December 31, 1999:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/Unexercisable(1)
Glen W. Lindemann	0	0	125,334/126,666	$993,596/$658,328
Mark A. Kirk	0	0	53,750/191,250	175,468/942,655
Robert P. Collins	0	0	168,834/169,666	711,577/715,060
Debra L. Kackley	0	0	28,867/92,133	395,279/37,095

(1)
"In-the-money" options are options whose base (or exercise) price was less than the market price of the Common Stock at December 31, 1999. The value of such options is calculated assuming a stock price of $18.875, which was the closing price of the Common Stock on the Nasdaq Stock Market on December 31, 1999.

Compensation of Directors

    Non-employee directors receive an annual stipend of $15,000, an attendance fee of $1,000 for each meeting of the Board and $750 for each telephonic meeting of the Board. In addition, the non-employee members of the Audit Committee and the Compensation Committee receive $3,000 per year, and an attendance fee of $500 for each separate meeting (including telephonic meetings). Non-employee members of the Nominating Committee and the Stock Option Committee receive an attendance fee of $500 for each meeting (including telephonic meetings). The directors also receive travel and lodging expenses in connection with their attendance at Board and committee meetings.

    Under the Directors' Stock Option Plan, the non-employee directors receive non-qualified options to purchase shares of the Common Stock at an exercise price equal to the fair market value of a share of the Common Stock on the grant date. The Directors' Stock Option Plan provides for the grant of options for 2,500 shares of the Common Stock on July 1 of each year.

    Under the Corporation's Directors' Death Benefit Plan, the Corporation has agreed to pay a death benefit, in the amount of $200,000, to the estate of each non-employee director and any director who is an employee of the Corporation but is not entitled to participate in the Corporation's regular benefit plans for salaried employees. This benefit is provided to a director while in office, or after leaving office if he ceased to be a director after the later of completing five years of service as a director and attaining age 65, or after leaving office under certain other circumstances specified in the Directors' Death Benefit Plan.

    A director who does not stand for re-election because he is age 72 or older or a director who does not stand for re-election and who was a director in 1976, is designated a "Director Emeritus," is entitled to attend Board meetings, is reimbursed for his travel expenses incurred in attending such Board meetings and is paid the annual fee to which directors are entitled for a period ending upon the earlier of his death or the third anniversary of the date upon which he ceased to be a director. On May 26, 1999, Harrison Nesbit, II became a Director Emeritus.

Retirement Plans

    Retirement Income Plan II.  All of the executive officers of the Corporation are currently accruing retirement income credits under, or will accrue such credits upon their satisfaction of the eligibility requirements set forth in, the Salaried Employee Retirement Income Provisions of the Scott Technologies, Inc. Retirement Income Plan II (the "Salaried Provisions"), a defined benefit pension plan. The Salaried Provisions cover the salaried employees of the Corporation. Directors who are not employees are not entitled to receive retirement benefits under the Salaried Provisions.

    Effective January 1, 1999, the retirement income credits are based on a final five-year average of pensionable earnings. Employees are no longer required to contribute to the plan. When the "Average Pensionable Earnings" is determined, it is divided by 12 and multiplied by the months of service in the plan. The following table sets forth the formula for accrual of retirement income credits under the Salaried Provisions of the Plan:

	Annual Pensionable Earnings(1)
	0-100% of Covered Compensation(2)	Over 100% of Covered Compensation(2)
Retirement Income Credit	0.7%	1.2%

(1)
"Average Pensionable Earnings" is an average of the highest 5 consecutive years of the last 10 years of pensionable earnings. These earnings include cash salaries and bonuses received by the participants, but exclude any such earnings in excess of $160,000 for the calendar year 1999 and thereafter (plus any increase for cost-of-living as shall be prescribed by the Secretary of the Treasury pursuant to Section 401(a)(17) and 415(d) of the Internal Revenue Code).

(2)
"Covered Compensation" means the average of the Social Security Wage Base for each calendar year ending immediately prior to each such calendar year. For calendar year 1999, Covered Compensation equals $31,128.

    Generally, any salaried employee of the Corporation is eligible to participate in the Salaried Provisions after the earlier of the completion of one year of service or attainment of age 40. A participant becomes vested under the Salaried Provisions with five years of service. Upon reaching age 65, each participant is entitled to receive an annual retirement benefit for life equal to the total of the retirement income credits accrued by him at his termination of employment. A reduced retirement income benefit may be payable to an eligible participant under other forms of payment provided under the Salaried Provisions. The Salaried Provisions also contain provisions for early retirement and a preretirement death benefit payable to surviving spouses of deceased participants.

    As of December 31, 1999, the annual benefits payable upon retirement under the Salaried Provisions to the Named Executive Officers are stated below. These amounts have been calculated based upon the executives' earnings for 1999, and the covered compensation level at retirement, assuming no increase in the Social Security Wage Base after 1999, and that the executives will continue working until age 65 and become fully vested. Based upon the preceding assumptions, the annual benefits payable from the Salaried Provisions are as follows: Glen W. Lindemann, $25,614; Mark A. Kirk, $38,512; and Debra L. Kackley, $31,397.

    Non-qualified Retirement Income Plan II.  The Scott Technologies, Inc. Non-qualified Retirement Income Plan II provides to senior executives the benefits under the Salaried Provisions that they would have received if the Salaried Provisions covered compensation equal to more than the amount specified by the Secretary of the Treasury of the United States ($160,000 for calendar year 1999). The new plan covers all excess earnings beginning on January 1, 1998 for participants identified by the Corporation. Individual participants have not been identified as of the date of this proxy statement.

Employment and Severance Agreements

    Glen W. Lindemann.  The Corporation entered into an amended and restated management agreement dated August 17, 1998 (the "Restated Agreement") with Glen W. Lindemann, which replaced the amended and restated management agreement dated June 9, 1997 which it had entered into with Mr. Lindemann previously. The Restated Agreement provides for Mr. Lindemann's employment as President and Chief Executive Officer of the Corporation from January 1, 1998 to December 31, 2000, and automatic extensions for successive one-year terms thereafter unless either the Corporation or Mr. Lindemann terminates the Restated Agreement on December 31, 2000 or at the end of any successive one-year term thereafter. The Restated Agreement provides for an annual base salary of $350,000 during the initial term of the Restated Agreement, plus any increases that the Compensation Committee of the Board may approve. Provided that he satisfies any applicable eligibility requirements, Mr. Lindemann is entitled to participate in all employee benefit plans and receive any perquisites provided to senior executives, and will be reimbursed for all reasonable expenses incurred by him in performing his duties. If Mr. Lindemann's employment terminates due to his retirement or death, his benefits will be determined in accordance with the Corporation's retirement and other applicable programs then in effect. In addition, in the event Mr. Lindemann dies, the Corporation will pay to his spouse or the executor or administrator of his estate a pro-rata portion of any bonus which would have been payable to him. In the event Mr. Lindemann becomes disabled, the Corporation can terminate his continued active service as President and Chief Executive Officer and the payment of any compensation and benefits under the Restated Agreement. In such event, the Corporation will pay Mr. Lindemann's benefits in accordance with the Corporation's disability and other applicable plans and programs then in effect, and will pay a pro-rata portion of any bonus which would have been payable to him. If Mr. Lindemann voluntarily terminates his employment without good reason (as defined in the Restated Agreement), the Corporation will pay his full base salary plus all other benefits to which he has a vested right through the effective date of termination. Mr. Lindemann may, in lieu of receiving any other severance payment, receive the following severance benefits if he voluntarily terminates his employment with good reason or the Corporation terminates his employment other than for cause (as defined in the Restated Agreement): (i) a pro-rata bonus calculated under the Corporation's Bonus Plan for the year in which employment is terminated; (ii) payment for the cost of out placement services in an amount equal to up to 17% of his annual base salary; (iii) payment, net of taxes, of the equivalent of 12 months of the applicable monthly car allowance; (iv) immediate exercisability of all stock options, which will remain fully exercisable until the earlier of their expiration or one year after the date of termination; (v) assistance in obtaining the necessary financing to exercise the stock options; (vi) tax and/or legal consultation in connection with the benefits granted under the Restated Agreement, in an amount up to $5,000; and (vii) continued payment of all other benefits to which Mr. Lindemann has a vested right according to any applicable retirement or other benefit program. Having executed a non-competition agreement, Mr. Lindemann will be eligible to receive severance pay in the amount of his monthly base salary in effect on the date of termination by Mr. Lindemann with good reason or by the Corporation other than for cause, as well as life insurance and health care benefits (unless comparable benefits are provided by a subsequent employer), for 24 calendar months following the date of his termination. The Corporation has agreed to indemnify Mr. Lindemann for the amount of any excise tax payable under the Restated Agreement, as well as costs incurred in appealing a determination of the Internal Revenue Service as to the applicability of such excise tax. In the event of a change in control (as defined in the Restated Agreement), all stock options granted to Mr. Lindemann pursuant to the Stock Option Plan will become immediately exercisable and will remain so until their expiration. In the event the Corporation uses the proceeds from a sale or disposition of any of the Corporation's affiliates (as defined in the Restated Agreement) to provide a dividend to the stockholders of the Corporation, the stock options granted to Mr. Lindemann pursuant to the Stock Option Plan will become immediately exercisable in full upon the effective date of such sale or disposition, so that Mr. Lindemann will be entitled to receive the dividend if he exercises the options.

    Mark A. Kirk.  The Corporation entered into a management agreement dated August 25, 1998, as amended by Amendment No. 1 dated May 14, 1999 (the "CFO Agreement"), with Mark A. Kirk. The CFO Agreement provides for Mr. Kirk's employment as Senior Vice President and Chief Financial Officer of the Corporation from July 6, 1998 to July 5, 2001, and automatic extensions for successive one-year terms thereafter unless either the Corporation or Mr. Kirk terminates the CFO Agreement at the end of the initial three-year term or at the end of any successive one-year term thereafter. The CFO Agreement provides that Mr. Kirk will receive an annual base salary of $200,000 during the initial term of the CFO Agreement, plus any increases that the Compensation Committee of the Board may approve. Under the CFO Agreement, Mr. Kirk also received a hiring bonus of $50,000, and was guaranteed a 1998 bonus of $50,000 under the Corporation's Bonus Plan. Provided that he satisfies any applicable eligibility requirements, Mr. Kirk is entitled to participate in all employee benefit plans and receive any perquisites provided to senior executives, and will be reimbursed for all reasonable expenses incurred by him in performing his duties. If Mr. Kirk's employment terminates due to his retirement or death, his benefits will be determined in accordance with the Corporation's retirement and other applicable programs then in effect. In addition, in the event Mr. Kirk dies, the Corporation will pay to his spouse or the executor or administrator of his estate a pro-rata portion of any bonus which would have been payable to him. In the event Mr. Kirk becomes disabled, the Corporation can terminate his continued active service as Senior Vice President and Chief Financial Officer and the payment of any compensation and benefits under the CFO Agreement. In such event, the Corporation will pay Mr. Kirk's benefits in accordance with the Corporation's disability and other applicable plans and programs then in effect, and will pay a pro-rata portion of any bonus which would have been payable to him. If Mr. Kirk voluntarily terminates his employment without "good reason" (as defined in the CFO Agreement), the Corporation will pay his full base salary plus all other benefits to which he has a vested right through the effective date of termination. Mr. Kirk may, in lieu of receiving any other severance payment, receive the following severance benefits if he voluntarily terminates his employment with good reason or the Corporation terminates his employment other than for "cause" (as defined in the CFO Agreement): (i) a pro-rata bonus calculated under the Corporation's Bonus Plan for the year in which employment is terminated; (ii) payment for the cost of out placement services in an amount equal to up to 17% of his annual base salary; (iii) payment, net of taxes, of the equivalent of 12 months of the applicable monthly car allowance; (iv) immediate exercisability of all stock options, which will remain fully exercisable until the earlier of their expiration or one year after the date of termination; (v) assistance in obtaining the necessary financing to exercise the stock options; (vi) tax and/or legal consultation in connection with the benefits granted under the CFO Agreement, in an amount up to $5,000; and (vii) continued payment of all other benefits to which Mr. Kirk has a vested right according to any applicable retirement or other benefit program. Having executed a non-competition agreement, Mr. Kirk will be eligible to receive severance pay in the amount of his monthly base salary in effect on the date of termination by Mr. Kirk with good reason or by the Corporation other than for cause, as well as life insurance and health care benefits (unless comparable benefits are provided by a subsequent employer), for 24 calendar months following the date of his termination. The Corporation has agreed to indemnify Mr. Kirk for the amount of any excise tax payable under the CFO Agreement, as well as costs incurred in appealing a determination of the Internal Revenue Service as to the applicability of such excise tax. In the event of a "change in control" (as defined in the CFO Agreement), all service based stock options granted to Mr. Kirk pursuant to the Stock Option Plan will become immediately exercisable and will remain so until their expiration. In the event of a change in control, all performance based stock options granted to Mr. Kirk shall become exercisable to the extent that the sales price in the change in control transaction satisfies the price targets set forth in the option agreement, without regard to the 20 consecutive day price maintenance requirement of the option agreement. In addition, if the sales price in a change in control transaction falls between certain price targets, a portion of the performance based options will become immediately exercisable. The Stock Option committee may, in its discretion, waive any or all of the price targets and make any or all of the performance based options immediately exercisable upon a change in control. In the event the Corporation uses the proceeds from a sale or disposition of any of the Corporation's "affiliates" (as defined in the CFO Agreement) to provide a dividend to the stockholders of the Corporation, the stock options granted to Mr. Kirk pursuant to the Stock Option Plan will become immediately exercisable in full upon the effective date of such sale or disposition, so that Mr. Kirk will be entitled to receive the dividend if he exercises the options.

    Robert P. Collins.  The Corporation entered into a management agreement (the "Management Agreement") with Robert P. Collins, dated as of December 18, 1998. The Management Agreement provides for Mr. Collins' employment as Chairman of the Board from November 3, 1998 to December 16, 1999, and automatic extensions for successive one-year terms thereafter unless either the Corporation or Mr. Collins terminates the Management Agreement after the initial period or at the end of any successive one-year term thereafter. The Management Agreement provides for an annual base salary of $200,000 during the initial period, and requires Mr. Collins to devote 25% of full business time to the discharge of his duties as Chairman of the Board. Mr. Collins is not entitled to participate in any of the Corporation's employee benefit plans or receive any perquisites, except that he is entitled to reimbursement for reasonable expenses incurred in performing his duties. In the event that Mr. Collins becomes disabled, the Corporation will have the right to terminate Mr. Collins' continued active service as Chairman of the Board and the payment of compensation under the Management Agreement. If Mr. Collins voluntarily terminates his employment without good reason (as defined in the Management Agreement), the Corporation will pay his full base salary through the effective date of termination. In the event of a change in control (as defined in the Management Agreement), all options granted to Mr. Collins will become immediately exercisable, except that options that would otherwise have become exercisable earlier than five years after the date of grant upon the attainment of a specified price per share of the Common Stock (the "performance based options") will become exercisable to the extent that the sales price in the change in control transaction satisfies the applicable price targets (without regard to the 20 consecutive day price maintenance requirement). In addition, to the extent that the sales price in the change in control transaction is above $14.4375 per share, is below $30 per share and is not equal to $18 or $24 per share, a part of the performance based option will become exercisable equal to the number of shares which would have become exercisable had the sales price been at the next highest price target multiplied by a fraction, the numerator of which will equal the amount by which the sales price in the change in control exceeds the next lower price target and the denominator of which will equal the amount by which the next highest price target exceeds the next lower price target. The Stock Option Committee may waive any or all remaining higher stock option price targets and determine to make any or all of such remaining shares exercisable. Stock options that become exercisable in connection with a change in control will remain exercisable until their expiration. The Corporation has agreed to indemnify Mr. Collins for the amount of any excise tax payable under the Management Agreement, as well as costs incurred in appealing a determination of the Internal Revenue Service as to the applicability of such excise tax.

    Debra L. Kackley.  The Corporation entered into a management agreement dated September 10, 1998, as amended by Amendment No. 1 dated May 14, 1999 (the "Employment Agreement"), with Debra L. Kackley. The Employment Agreement provides for Ms. Kackley's employment as Vice President, General Counsel and Secretary of the Corporation from August 10, 1998 to August 9, 2001, and automatic extensions for successive one-year terms thereafter unless either the Corporation or Ms. Kackley terminates the Employment Agreement at the end of the initial three-year term or at the end of any successive one-year term thereafter. The Employment Agreement provides for an annual base salary of $120,000 during the initial term of the Employment Agreement, plus any increases that the Compensation Committee of the Board may approve. Provided that she satisfies any applicable eligibility requirements, Ms. Kackley is entitled to participate in all employee benefit plans and receive any perquisites provided to senior executives, and will be reimbursed for all reasonable expenses incurred by her in performing her duties. If Ms. Kackley's employment terminates due to her retirement or death, her benefits will be determined in accordance with the Corporation's retirement and other applicable programs then in effect. In addition, in the event Ms. Kackley dies, the Corporation will pay to her spouse or the executor or administrator of her estate a pro-rata portion of any bonus which would have been payable to her. In the event Ms. Kackley becomes disabled, the Corporation can terminate her continued active service as Vice

President, General Counsel and Secretary and the payment of any compensation and benefits under the Employment Agreement. In such event, the Corporation will pay Ms. Kackley's benefits in accordance with the Corporation's disability and other applicable plans and programs then in effect, and will pay a pro-rata portion of any bonus which would have been payable to her. If Ms. Kackley voluntarily terminates her employment without "good reason" (as defined in the Employment Agreement), the Corporation will pay her full base salary plus all other benefits to which she has a vested right through the effective date of termination. Ms. Kackley may, in lieu of receiving any other severance payment, receive the following severance benefits if she voluntarily terminates her employment with good reason or the Corporation terminates her employment other than for "cause" (as defined in the Employment Agreement): (i) a pro-rata bonus calculated under the Corporation's Bonus Plan for the year in which employment is terminated; (ii) payment for the cost of out placement services in an amount equal to up to 17% of her annual base salary; (iii) payment, net of taxes, of the equivalent of 12 months of the applicable monthly car allowance; (iv) immediate exercisability of all stock options, which will remain fully exercisable until the earlier of their expiration or one year after the date of termination; (v) assistance in obtaining the necessary financing to exercise the stock options; (vi) tax and/or legal consultation in connection with the benefits granted under the Employment Agreement, in an amount up to $5,000; and (vii) continued payment of all other benefits to which Ms. Kackley has a vested right according to any applicable retirement or other benefit program. Having executed a non-competition agreement, Ms. Kackley will be eligible to receive severance pay in the amount of her monthly base salary in effect on the date of termination by Ms. Kackley with good reason or by the Corporation other than for cause, as well as life insurance and health care benefits (unless comparable benefits are provided by a subsequent employer), for 24 calendar months following the date of her termination. The Corporation has agreed to indemnify Ms. Kackley for the amount of any excise tax payable under the Employment Agreement, as well as costs incurred in appealing a determination of the Internal Revenue Service as to the applicability of such excise tax. In the event of a "change in control" (as defined in Employment Agreement No. 1), all service based stock options granted to Ms. Kackley pursuant to the Stock Option Plan will become immediately exercisable and will remain so until their expiration. In the event of change in control, all performance based stock options granted to Mr. Kackley shall become exercisable to the extent that the sales price in the change in control transaction satisfies the price targets set forth in the option agreement, without regard to the 20 consecutive day price maintenance requirement of the option agreement. In addition, if the sales price in a change in control transaction falls between certain price targets, a portion of the performance based options will become immediately exercisable. The Stock Option committee may, in its discretion, waive any or all of the price targets and make any or all of the performance based options immediately exercisable upon a change in control. In the event the Corporation uses the proceeds from a sale or disposition of any of the Corporation's "affiliates" (as defined in the Employment Agreement) to provide a dividend to the stockholders of the Corporation, the stock options granted to Ms. Kackley pursuant to the Stock Option Plan will become immediately exercisable in full upon the effective date of such sale or disposition, so that Ms. Kackley will be entitled to receive the dividend if she exercises the options.

STOCK PERFORMANCE GRAPH

    The graph reflects a cumulative five-year total return on an investment of $100 on December 31, 1994 in the Corporation's the Common Stock, the Nasdaq Market Index and a peer group of the Corporation, assuming dividend reinvestment through the fiscal year ending December 31, 1999. The returns of each company in the peer group are weighted based upon market capitalization.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

	Cumulative Total Return
	12/94	12/95	12/96	12/97	12/98	12/99
SCOTT TECHNOLOGIES, INC.	100.00	169.39	195.92	214.29	269.90	308.16
PEER GROUP	100.00	128.79	200.06	215.97	218.57	156.30
NASDAQ STOCK MARKET (U.S.)	100.00	141.33	173.89	213.07	300.25	542.43

    The peer group includes those companies that compete in markets similar to those of the Corporation. The peer group consists of the companies set forth below:

  Bacou, USA Inc.
  BE Aerospace Inc.
  Mine Safety Appliances Co.
  Scott Technologies, Inc.

CERTAIN TRANSACTIONS

Agreements with BLUM L.P. or Affiliates

    In connection with the Board's consideration of a stockholder rights agreement (the "Rights Agreement"), the Corporation entered into an agreement with BLUM L.P. (the "L.P.") and its affiliates, Richard C. Blum & Associates, Inc. and Richard C. Blum (the "Blum Stockholders"), as of November 6, 1998 (the "Standstill Agreement"). Under the Standstill Agreement, the Blum Stockholders agreed that, absent prior written consent of the Board, they will not facilitate an election contest relating to the election or removal of members of the Board or the deposit of any voting securities in a voting trust or similar arrangement, they will not take any action to acquire or affect the control of the Corporation, and, for as long as the Blum Stockholders have a designee on the Board, they will not sell or purchase any securities of the Corporation without fully complying with the Corporation's insider trading policies and procedures. In return, the Corporation agreed that it will not amend the Rights Agreement to alter or delete the exclusion applicable to certain shares owned by the Blum Stockholders and will include such exclusion in each five-year renewal of the Rights Agreement, unless otherwise approved by the Blum Stockholders. The Standstill Agreement is effective for as long as the Blum Stockholders beneficially own more than 5% of the Corporation's voting securities.

    The Corporation entered into an agreement with RCBA Strategic Partners, L.P., an affiliate of the L.P., as of December 15, 1998 (the "Stockholder Agreement"), under which the Corporation agreed to use its best efforts to ensure that N. Colin Lind or, if he is not available, Jeffrey W. Ubben, another managing member of RCBA Strategic Partners, L.P., serves as a director on the Board for as long as RCBA Strategic Partners, L.P. and its affiliates beneficially own at least 8% of the outstanding shares of the Common Stock. The Corporation has the right to terminate its obligations under the Stockholder Agreement beginning one year after the effective date of the Stockholder Agreement.

    The Corporation entered into a an agreement with the L.P., dated as of December 16, 1998, under which the Corporation agreed to file, upon the request of the L.P. made at any time after May 11, 2000, up to two registration statements for underwritten offerings by the L.P. and its affiliates of their shares of the Common Stock, provided that such a filing would not be inconsistent with the Corporation's interests. In exchange, the L.P. agreed to sell its shares of the Common Stock generally only pursuant to such registration statements as long as the L.P. and its affiliates beneficially own 10% or more of the Corporation's voting power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers and persons who own more than ten percent (10%) of the Corporation's outstanding the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership in the Corporation's the Common Stock and other equity securities. Specific due dates for these records have been established and the Corporation is required to report in this proxy statement any failure to file by these dates in 1999. F. Rush McKnight was required to report a transaction on a Form 4 no later than January 11, 1999, and the transaction was reported on a Form 5 filed on February 12, 1999. Robert P. Collins was required to report certain option grants on a Form 5 no later than February 16, 1999, and the grants were reported on an amended Form 5 filed on March 19, 1999.

INDEPENDENT ACCOUNTANTS

    Representatives of Arthur Andersen LLP, the Company's independent accountants, are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and to respond to appropriate questions from those attending the meeting.

CERTAIN DEADLINES FOR THE 2001 ANNUAL MEETING

    Any stockholder proposal submitted to the Corporation pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in the Corporation's proxy statement and proxy relating to the Corporation's 2001 Annual Meeting of Stockholders must be received by the Corporation no later than December 14, 2000. Any stockholder intending to nominate an individual for election to the Board at the Corporation's 2001 Annual Meeting of Stockholders must provide written notice to the Corporation no later than February 27, 2001. If the Corporation does not receive notice of any other non-Rule 14a-8 matter that a stockholder wishes to raise at the Annual Meeting in 2001 by February 27, 2001, the proxy holders will retain discretionary authority to vote proxies on such matters if they are raised at the 2001 Annual Meeting of Stockholders.

OTHER MATTERS

    The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

    To the extent that information contained in this Proxy Statement is within the knowledge of persons other than the management of the Corporation, the Corporation has relied on such persons for the accuracy and completeness thereof.

    Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Corporation will mail, at no charge to the stockholder, a copy of the Corporation's annual report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, for the Corporation's most recent fiscal year. Requests from beneficial owners of the Corporation's voting securities must set forth a good faith representation that, as of the Record Date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

Investor Relations Department Scott Technologies, Inc. One Chagrin Highlands 2000 Auburn Drive, Suite 400 Beachwood, Ohio 44122

    For directions to the Annual Meeting, please call Toni Kendrick at 216/896-1402.

    You are urged to sign and return your proxy promptly to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,
Glen W. Lindemann President and Chief Executive Officer
Dated: April 13, 2000

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SCOTT TECHNOLOGIES, INC.

COMMON STOCK

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PROXY/VOTING INSTRUCTION CARD

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on May 25, 2000.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

The undersigned hereby appoints Debra L. Kackley and Mark A. Kirk, and each of them, proxies, with full power of substitution to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at at The Embassy Suites Hotel, 3779 Park East Drive, Beachwood, Ohio, on Thursday, May 25, 2000 at 1:00 p.m. local time, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matter described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies heretofore given.

The proxies will vote "FOR" the election of all nominees as Directors if the applicable box is not marked, and at their discretion on any other matter that may properly come before the meeting.

Nominees for election as Directors are: Robert P. Collins, Frank N. Linsalata, and Fred A. Breidenbach.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

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/x/ PLEASE MARK VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.

1.	Election of all Nominees as Directors.	/ /	FOR ALL NOMINEES	/ /	WITHHELD FROM ALL NOMINEES
	NOMINEES: Robert P. Collins, Frank N. Linsalata and Fred A. Breidenbach.	/ /

FOR ALL NOMINEES EXCEPT AS NOTED ABOVE
Date:	, 2000

Signature

Signature (if jointly held)
Please sign and return this Proxy Card so that your shares can be represented at the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.

/ / MARK HERE IF YOU PLAN TO ATTEND THE MEETING
/ / MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO P.O. BOX 92301, CLEVELAND, OH 44197-1200, SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT Mailed on April 13, 2000 Annual Meeting of Stockholders to be held on May 25, 2000
VOTING RIGHTS
PRINCIPAL STOCKHOLDERS
STOCK OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS
PROPOSAL 1 NOMINATION AND ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS DIRECTORS FOR A TERM OF THREE YEARS
DIRECTORS CONTINUING IN OFFICE
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
BOARD COMMITTEE REPORTS ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE CASH COMPENSATION
STOCK OPTION COMMITTEE REPORT ON LONG-TERM EXECUTIVE COMPENSATION
EXECUTIVE AND DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
STOCK PERFORMANCE GRAPH
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT ACCOUNTANTS
CERTAIN DEADLINES FOR THE 2001 ANNUAL MEETING
OTHER MATTERS